JOSEPH STEVENS & COMPANY, INC.
                               INVESTMENT BANKING
                      33 MAIDEN LANE - NEW YORK, N.Y. 10038
                     TEL: (212) 361-3000 FAX: (212) 361-3333





                                                              December 30, 1997





Access Solutions International, Inc.
650 Ten Rod Road
North Kingstown, R.I. 02852


Attention:  Robert Stone, President

Ladies and Gentlemen:

     This letter agreement confirms the mutual intentions of Access Solutions International, Inc. (the "Company") and Joseph Stevens & Company, Inc. ("JSC" or "Agent") to undertake a private offering of securities of the Company.

     Subject to the satisfactory completion of our normal due diligence and subject to market conditions at the time of the Offering (as hereinafter defined), it is our intention to act as the exclusive placement agent for a minimum 10 and a maximum of 40 Units (the "Units"), each Unit consisting of a 10% convertible promissory Note in the principal amount of $50,000 (the "Notes") and 20,000 warrants (the "Warrants") for a purchase price of $50,000 per Unit in a private placement offering (the "Offering") pursuant to an exemption under the Securities Act of 1933, as amended (the "Securities Act"). The rights and privileges of the Notes and the Warrants shall be substantially as set forth on Exhibit A hereto. Our proposal is based on information regarding the Company provided to us by the Company and current market conditions as of the date of this letter, and is subject to change in the event any such information shall change. On the closing date of the proposed private placement, the Company shall have no more than such number of shares of Common Stock outstanding as shown on the capitalization schedule attached hereto as Exhibit B (including any and all (a) securities with equivalent rights as the Common Stock, (b) shares of Common Stock, or such equivalent securities, issuable upon exercise of options, warrants and other contract rights, (c) securities convertible directly or indirectly into shares of Common Stock, or such equivalent securities, and excluding any warrants issuable to JSC hereunder).

     Our acting as exclusive placement agent shall be subject to the following general terms, conditions and qualifications:

     1. The Units will be marketed by the Agent as set forth herein and sold to accredited investors in increments of $50,000 subject to the Agent's discretion. The Agent's discount will be 10% of the purchase price of the securities sold (the "Placement Commission") including securities sold pursuant to orders received through the Company, provided that the Agent agrees to reduce the fees it is entitled to receive pursuant to the Financial Advisory and Consulting Agreement ("Consulting Agreement") by and between the Company and JSC dated October 16, 1996 upon consummation of the Company's proposed merger with Paperclip Software, Inc. in an amount equal to the Agent's 10% discount on the securities sold pursuant to orders received through the Company. The Company agrees that no less than 50% of the securities sold, in the aggregate and at each closing, shall be pursuant to orders received through the Company.

     2. There shall be no material change in the capitalization or outstanding shares of any class of capital stock of the Company prior to the Offering, including, without limitation, the issuance of employee options, warrants, etc. without the consent of the Agent. Except upon the consent of JSC, the Company shall not, for a period commencing on the date hereof and ending six (6) months from the consummation of the Offering, sell or offer for sale any of its securities, except pursuant to options and warrants issued on the date hereof and except for securities to be issued in connection with the proposed merger with PaperClip Software, Inc.

     3. The Offering will be conducted pursuant to an exemption from registration under the Securities Act. Offering materials covering the proposed Offering, including an offering memorandum and audited financial statements (such memorandum, as may be supplemented or amended, shall hereinafter be referred to as the "Private Placement Memorandum"), will be promptly prepared by the Company and its legal counsel and auditors in cooperation with the Agent and its counsel. Upon approval of the Private Placement Memorandum by the Agent and its counsel, all appropriate filings at the state and federal level will be completed at the Company's expense. In this regard, all documents to be filed shall be submitted to the Agent and their counsel for prior approval and no amendment will be made to the Private Placement Memorandum without the prior consent of the Agent and its counsel. The Private Placement Memorandum shall provide that each of the Company and the Agent shall have the right, in its sole discretion, to accept or reject any subscriptions in the Offering. The Offering will be for a period of thirty days commencing on the date of the Private Placement Memorandum. The Agent may, at its option, extend the Offering for another thirty days.

     4. The Company represents, warrants and covenants that the Private Placement Memorandum will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements in the Private Placement Memorandum will be true and correct as of the date of the Private Placement Memorandum and will be true and correct on the closing date of the Offering.

     5. The Company's financial and operational history, its present condition, financial and otherwise, and its prospects, shall be substantially as represented to us. The Company shall supply to the Agent and their counsel such financial statements, contracts and other corporate records and documents as the Agent or Agent's counsel may reasonably request, and the Company shall make reasonably available for consultation such persons involved with the Company's business as the Agent or their counsel shall deem necessary in connection with the Agent's due diligence examination of the Company. In addition, we shall be fully informed of any events which might have a material effect on the business, operations, financial condition or prospects of the Company.

     6. The Company shall issue and sell, at the closing of the proposed offering to JSC and/or its designees, five (5) year warrants to purchase ten percent (10%) of the number of shares into which the Notes issued and sold by the Company in the Offering will be converted at a price of $.0001 per warrant (the "JSC Warrants"), provided, that if the Notes are not converted, the JSC Warrants shall be exercisable to purchase 60,000 Shares of Common Stock. The JSC Warrants shall be exercisable at any time during a period of four (4) years commencing on the date which is one year after the date of their issuance and sale at a price equaling the conversion price per Share as determined in accordance with Exhibit A (whether or not the Notes are converted). The Company agrees that, for a period of seven (7) years from the date of the closing of the Offering of tile securities to be offered (the "Closing"), if the Company intends to file a Registration Statement or Statements for the public sale of securities for cash (other than Form S-8, S-4 or comparable registration statement), it will notify all of the holders of the Warrants and/or underlying securities and if so requested it will include therein material to permit a public offering of the securities underlying said JSC Warrants at the expense of the Company (excluding fees and expenses of the holders' counsel and any underwriting or selling commissions). In addition, for a period of five (5) years from such date, upon written demand of holders(s) representing a majority of the JSC Warrants, the Company agrees, on one occasion, to promptly register the underlying securities at the expense of the Company (excluding fees and expenses of the holders' counsel and any underwriting or selling commissions).

     7. The Offering will be qualified for sale under the "blue sky" or securities laws of such states as the Company and the Agent may reasonably request. The necessary legal work for such qualifications will be carried on at the Company's expense by counsel for the Agent.

     8. The Company and the Agent each represents and acknowledges that there are no claims for services in the nature of a finder's fee nor are there any royalties, commissions or other payments due to any other person or entity with respect to the proposed offering contemplated hereby except as herein set forth. We shall compensate any of our personnel who may have acted in such capacities as we shall determine.

     9. The Company will pay all expenses related to the Offering, including, but not limited to, the fees and expenses of its counsel, all printing and duplication costs related to the Private Placement Memorandum and any exhibits thereto, in such quantities as the Agent reasonably deems necessary and all postage, mailing and express charges and other expenses in connection with the delivery of copies of the Private Placement Memorandum. The Company shall also bear all expenses in connection with Blue Sky registrations (including legal fees (such fees not to exceed $10,000) and filing and legal expenses), registrar and transfer agent fees, accounting fees, fees and expenses of the Agent's counsel, and issue and transfer taxes, if any. In addition, the Company will pay to the Agent a non-accountable expense allowance of three percent (3%) of the purchase price of the securities sold in the proposed Offering, including securities sold pursuant to orders received through the Company, $10,000 of which is payable upon the execution and delivery of this letter, and the balance of which is payable at the applicable closing, provided that the Agent agrees to reduce the fees it is entitled to receive pursuant to the Consulting Agreement upon consummation of the Company's proposed merger with Paperclip Software, Inc. in an amount equal to the Agent's 3% non-accountable expense allowance on the securities sold pursuant to orders received through the Company.

     10. If JSC does not or fails to complete the proposed private placement and the reasons therefor are reasonably related to a material adverse change in the business or financial results, prospects or condition of the Company, or a material adverse change in market conditions or if the proposed offering is not completed because of the Company's actions or failure to take such actions as are reasonably required hereunder and JSC is prepared to perform in accordance with the terms herein, then, in any such case, the Company agrees to promptly pay JSC its actual out of pocket expenses, provided that the advance referred to in Paragraph 9 above shall be first offset against such expenses. In addition, the Company shall remain liable for all Blue Sky counsel fees and expenses and Blue Sky filing fees.

     11. It is understood that JSC may enter into other agreements with brokers-dealers who shall act as sub-placement agents and/or dealers in connection with the proposed offering contemplated herein, but you shall have no liability to such persons for fees and expenses incurred in connection with their participation in such offering.

     12. On the date of the closing, the Agent shall receive the opinion of counsel to the Company, dated the date of the closing and addressed to the Agent and to each purchaser of Units in the Offering, which opinion shall include customary opinions for private placements and shall be in form and substance reasonably satisfactory to the Agent's counsel.

     13. The Company and its present or future affiliates and subsidiaries hereby grant to the Agent a right of first refusal for a period of six (6) months after the closing date for any issuance or sale of the assets or securities of the Company or any of its present or future affiliates or subsidiaries, including a public or private offering, or any merger or consolidation of the Company or any of its present or future affiliates or subsidiaries with or into another corporation, partnership or other entity. During such period, the Company will not negotiate with any other placement agent, underwriter or other person relating to any transaction described in the preceding sentence.

     14. We shall not be responsible for any expense of the Company or others for any charges or claims related to the proposed financing or otherwise if the sale of securities to be offered contemplated by this letter is not consummated.

     This letter agreement shall serve as an indication of our mutual intention with regard to the proposed Offering described herein and contemplated hereby and shall not bind either party pending execution of the Placement Agent Agreement except as to the responsibilities referred to in paragraphs 9, 10, 11, and 14 herein.

     We look forward to working with you on the proposed Offering. If the foregoing accurately sets forth our understanding and agreement, kindly sign this letter agreement and the enclosed executed copies and return two (2) copies to us.

                                      Very truly yours,


                                      JOSEPH STEVENS & COMPANY, INC.
                                      AS AGENT


                                      By:/s/Joseph Sorbara
                                         -----------------------------------
                                         Name:  Joseph Sorbara
                                         Title: Chief Executive Officer

ACCEPTED AND AGREED TO THIS

31st day of December, 1997

ACCESS SOLUTIONS INTERNATIONAL, INC.

By:/s/Thomas E. Gardner
      --------------------------------
      Thomas E. Gardner
       Acting Chairman

                                                                 EXHIBIT A


                     TERMS OF CONVERTIBLE NOTES AND WARRANTS

Interest:                     Ten  percent   (10%)  per  annum  payable  on  the
                              Maturity Date (as herein after defined); provided that the accrued interest on each Note shall be cancelled upon conversion of such Note pursuant to the terms of the Note.

Conversion:                   The  principal  of each Note shall be  mandatorily
                              converted  without  any  action on the part of the
                              holder  of such  Note on the  Conversion  Date (as
                              defined below). The Conversion Date shall mean the
                              first  date  that  the  Company  has a  sufficient
                              number of  authorized  shares  of Common  Stock to
                              permit the conversion of the aggregate outstanding
                              principal of all of the Notes,  provided such date
                              is at least 180 days after the Final  Closing Date
                              (as defined  below) and prior to the Maturity Date
                              of the Notes issued in the initial closing. If the
                              Company  does  not  have a  sufficient  number  of
                              authorized  shares of Common  Stock to permit  the
                              conversion of the aggregate  outstanding principal
                              of all of the Notes prior to the Maturity  Date of
                              the  Notes  issued  in the  initial  closing,  the
                              principal and accrued  interest  thereon,  of each
                              Note shall be due and payable upon its  respective
                              Maturity  Date.  Each  dollar  of  principal,   if
                              converted,  shall be  convertible  into  shares of
                              Common Stock initially at a conversion price equal
                              to the  lesser  of (i)  $.75  and  (ii) 80% of the
                              average  closing bid price of the Common  Stock on
                              the  Nasdaq  SmallCap  Market  for  the  five  (5)
                              consecutive trading days immediately preceding (a) the initial closing date of the Offering, (b) any interim closing date of the Offering or (c) the final closing date of the Offering the ("Final
                              Closing Date"), whichever is lowest.

Adjustment of
conversion price:             Upon declaration of stock dividends, stock splits,
                              reclassifications   and   recapitalizations,   and
                              issuances   below  the   conversion   price,   the
                              conversion price shall not exceed the initial conversion price.

Reset: The conversion price in effect immediately prior to the date that is six (6) months after the Final Closing Date (the "Reset Date") will be adjusted and reset effective as of the Reset Date if the average closing bid price for the thirty (30) consecutive trading days immediately preceding the Reset Date (the "6-Month Trading Price") is less than 150% of the then applicable conversion price (a "Reset Event"). Upon tile occurrence of a Reset Event, the then applicable conversion price will be reduced to be equal to the greater of (i) the 6-Month Trading Price divided by 1.5 and (ii) 50% of the then applicable conversion price.

Voting rights:                None.

Registration rights:          No later than ninety (90) days following the Final
                              Closing Date, the Company will file a registration statement (the "Shelf Registration Statement") under the Securities Act to permit resales of the Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants, provided that if the Company is eligible to file a registration statement on Form S-3 in connection with such securities the Company may delay filing such S-3 registration statement until the date which is 150 days after the Final Closing Date.

Restriction on transfer:      The Notes the  Warrants  and the  shares of Common
                              Stock issuable upon conversion of the Notes will be "locked-up" for a period of six (6) months from issuance of the Notes.

Exercise Price:               The Warrants  shall be exercisable to purchase one
                              share of Common Stock at an exercise price equal to the lower of (i) $.75 or (ii) 80% of the average closing bid price of the Common Stock on the Nasdaq market for the five (5) consecutive trading days immediately preceding (a) the initial closing date of the Offering, (b) any interim closing date of the Offering or (c) the Final
                              Closing Date, whichever is lowest.

Term:                         Each Warrant shall be  exercisable  for thirty-six
                              (36) months commencing one year from issuance.

Cancellation:                 The Warrants will be cancelled upon the Conversion
                              Date, if any.

Maturity Date:                One year from the date of issuance.